EXHIBIT 99.1

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CONTACT:	Corporate Communications
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Delta Air Lines Steps Up Transformation Plan to
Accelerate Path to Profitability

New initiatives add $3 billion in financial benefits to previously announced $5 billion target;
Stakeholders will share in sacrifice as company restructures

ATLANTA, Sept. 22, 2005 - Delta Air Lines (NYSE: DAL) CEO Gerald Grinstein today outlined an expanded and stepped up transformation plan designed to “save Delta in the near term, so that it can compete and win in the long term.” The plan targets an additional $3 billion in annual financial benefits by the end of 2007, on top of the $5 billion in annual benefits the company is on track to deliver by 2006, as compared to 2002.
Delta will combine savings achieved through the Chapter 11 restructuring process with planned revenue and network productivity improvements and more competitive employment costs to achieve the $3 billion target, with each of the three areas accounting for roughly $1 billion in revenue and savings benefits.
In a memo to Delta’s 52,000 employees, Grinstein said that the “transformation plan’s business model has been designed to fortify Delta against the clear and present threats from our competitors” and that Delta “intends to move from being an unprofitable airline today to a profitable airline in just over two years.”

In-court restructuring

Utilizing the benefits of the in-court restructuring process, Delta intends to realize $970 million in annual financial benefits through savings such as debt relief, lease and facility savings and fleet modifications. The company has already rejected leases on 40 mainline aircraft, which it was not operating at the time of Delta’s Chapter 11 filing, and plans to reduce the size of its mainline operating fleet by an additional 80-plus aircraft by the end of 2006. These actions accelerate by two years Delta’s plans to simplify the fleet by four aircraft types. With these changes, Delta plans to operate seven mainline aircraft types by the end of 2006 - down from 11 today and 14 as recently as 2001. Reductions to the regional jet fleet at Delta Connection carrier Comair are under evaluation and are expected to be determined soon.

Revenue and network productivity improvements

Ongoing improvements to Delta’s route network and revenue stream are intended to provide $1.1 billion in annual benefits. Key initiatives include:

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•	Increasing point-to-point flying and right-sizing domestic hubs to achieve a greater local traffic mix;
•	Reducing domestic mainline capacity by 15-20 percent to address over capacity in the U.S. market; and
•	Growing international capacity by 25 percent in 2006 to pursue routes with greater profit potential

Recently announced plans to strengthen Delta’s domestic hubs and grow international schedules this winter, including the right sizing of capacity at Cincinnati and the addition of new or expanded service to 41 international destinations, are examples of these strategies.

Competitive employment costs
Delta’s expanded plan also includes pay cuts and job reductions for employees throughout the company, which Grinstein said “will be shared by all Delta people equitably and within the context of comprehensive business plan,” including an opportunity for employees to share in future success through enhanced profit-sharing.
Approximately $930 million in annual financial benefits are intended to be realized through reduced employment costs, employee productivity improvements and overhead reductions. This total represents annual savings of $325 million from Delta pilots and $605 million from the non-pilot work force, including management.
Other components of employment changes include:
•	Eliminating 7,000-9,000 jobs systemwide by the end of 2007;
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Reducing pay at all levels of management, including a 25 percent pay reduction for Grinstein; a 15 percent reduction for officers; and a 9 percent reduction for supervisory and other administrative personnel;

•	Reducing pay scales by 7-10 percent for most front-line employees, excluding those earning less than $25,000 annually; and
•	Enhancing profit sharing to allow all Delta employees to share in future success from the first dollar of profitability.
Grinstein said that as Delta moves forward, the stepped-up transformation plan will make the company smaller and more cost efficient, while preserving its customer-focused heritage.
“Delta will move quickly and decisively to do what is necessary to beat our competitors and meet our financial commitments, and this means we will become a smaller, more cost-efficient airline, with a strengthened network and a stronger balance sheet,” Grinstein said. “Our transformation will be sweeping and fast-paced; it must be if we are to survive and thrive as a stand-alone company in control of our own destiny.”

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Delta Air Lines is the world’s second-largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 502 destinations in 88 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, beliefs, expectations, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more Plans of Reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such Plans of Reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more Plans of Reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 proceedings on our liquidity or results of operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a Plan of Reorganization and thereafter; the effect of a significant reserve or holdback under our credit card processing agreements; our ability to comply with financial covenants in our financing agreements; our debt and pension plan funding obligations; the cost of aircraft fuel; pilot early retirements; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; labor issues; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.  Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on August 15, 2005. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of September 22, 2005, and which Delta has no current intention to update.

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